EMPLOYMENT AGREEMENT


This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 18th day of January, 2000 ("Effective Date"), by and between Ramtron International Corporation, a Delaware corporation ("Employer"), and L. David Sikes, an individual having a mailing address hereinafter set forth ("Executive").

                                  RECITALS

A. Executive is currently the Chairman and Chief Executive Officer of Employer, and Executive and Employer are parties to that certain employment agreement dated as of August 25, 1999 (the "Old Employment Agreement").

B. In order to induce Executive to continue to serve as Employer's Chairman and Chief Executive Officer, Employer has agreed to replace and supercede the Old Employment Agreement with this Agreement effective as of January 18, 2000, and Executive has accepted this Agreement.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants set forth herein, and for other valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree that as of the Effective Date the Old Employment Agreement is replaced and superceded in its entirety with the following:

1.  Employment: Employment Term; Certain Covenants

1.1 Employer agrees to employ Executive, and Executive agrees to be employed by Employer, under and pursuant to this Agreement for a term commencing on the Effective Date and continuing, unless this Agreement is sooner terminated pursuant to any provision hereof, until the close of business on December 31, 2001 (the "Employment Term"). If the Company and Executive are interested, in their absolute discretion, in renewing this Agreement at the end of the Employment Term, they shall negotiate in good faith regarding the terms and conditions of such renewal, including the period of employment to be covered by such renewal and the compensation to be paid to Executive, and, upon the effectiveness of a renewal of this Agreement, in the absence of a contrary agreement, the additional term of Executive's employment shall be included in the Employment Term.
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
1.2 Executive shall continue during the Employment Term to have the title of Chairman and Chief Executive Officer of Employer. Subject to the supervision and direction of Employer's Board of Directors (the "Board"), Executive's primary duties and responsibilities shall include those typically performed by the Chairman and Chief Executive Officer of a public corporation, including without limitation responsibility for the overall business planning and day-to-day management of Employer, and to carry out, together with such other duties and responsibilities in regard to Employer's business as may be prescribed from time to time by the Board, the overall policies and directives of the Board as established and in effect from time to time.

1.3 Executive agrees to perform services as generally described in Section 1.2 and to perform Executive's responsibilities with respect thereto throughout the Employment Term, and Executive shall devote his best efforts during one hundred percent (100%) of his working time to performance of his duties hereunder and to furthering the business interests of Employer.

1.4 Executive understands and acknowledges that various United States laws and regulations, including without limitation Federal and state securities laws, apply to Employer and Executive shall comply with, and shall take no action which might cause Employer to contravene, any applicable laws and regulations.

1.5 The services to be rendered by Executive hereunder shall be furnished primarily in and from Employer's offices in Colorado Springs, Colorado, and from Executive's residence in either Colorado or California. Employer agrees that Executive may perform his services from a residence either in Colorado or in California.

2.  Compensation

2.1 Salary. Employer agrees to pay Executive a salary at the rate of Three Hundred Sixty Thousand United States Dollars ($360,000) per year, payable in accordance with Employer's regular salary payroll policies and procedures. Executive agrees that Employer may deduct and withhold from the payments to be made to Executive hereunder, the amounts required to be deducted and withheld by Employer under the provisions of any statute, law, regulation or ordinance heretofore or hereafter enacted.

2.2 Incentive Bonus. In addition to the salary provided for above, Executive shall be eligible to receive incentive and performance bonuses if, as, when, and in such amounts, as may be determined by the Board. It is expressly agreed that payment of any incentive or performance bonus is subject to the Board's discretion, and Executive shall have no claim to payment of any bonus except to the extent, if any, awarded by the Board.

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2.3  Warrants.  In addition to any other stock options or warrants for the purchase of Employer's stock held by Executive, Employer hereby grants to Executive, effective on the date of execution of this Agreement, warrants in the form of Exhibit A attached hereto for the purchase of 667,000 shares of the Common Stock of Employer at a per-share price equal to the closing bid price of Employer's Common Stock on the Effective Date (the "Warrants"). The Warrants shall vest and become exercisable on December 31, 2002 if Executive is employed by the Employer at that date; provided, however, that, so long as Executive remains employed pursuant to this Agreement, (a) all of such warrants not previously vested shall vest and become immediately exercisable upon the occurrence of any of the following conditions and events on or before December 31, 2001: (i) Employer or any subsidiary of Employer, or Employer together with one or more of Employer's subsidiaries, sell securities in one or a series of transactions by either a public offering or private placement (including without limitation a placement or distribution of any subsidiary of Employer) for gross proceeds from such sales of at least Seventy Million Dollars ($70,000,000); or (ii) a "change of control" (as hereinafter defined) of Employer occurs; or, (b) if none of the circumstances described in (a) above has occurred, a portion of such warrants, such portion to be determined as provided below, shall vest and become immediately exercisable upon the occurrence of any of the following conditions and events on or before December 31, 2001: (i) if more than fifty percent (50%) of the shares of any subsidiary of Employer is sold or transferred, a percentage of such warrants equal to the percentage the value of such subsidiary or portion of such subsidiary transferred or sold bears to the total value of Employer on the date of such sale or transfer shall vest and become exercisable; (ii) if any shares of any subsidiary of Employer are distributed to Employer's stockholders, the percentage of such warrants equal to the percentage the value of such distributed shares bears to the value of all of the outstanding shares of Employer including such subsidiary on the date of such distribution shall vest and become exercisable; and (iii) if more than ten percent (10%) of Employer's assets, whether tangible or intangible, is sold or transferred, a percentage of such warrants equal to the percentage the value of such assets bears to the total value of all of Employer's assets on the date of such sale or transfer shall vest and become exercisable. Valuations of Employer and its subsidiaries for purposes of the foregoing provisions shall be as reasonably determined by Employer's Board of Directors. Any warrants which become vested and exercisable shall be exercisable for a period of five (5) years from the date of vesting; provided however, that in the event of termination of Executive's employment for any reason prior to December 31, 2001, any vested and exercisable warrants shall be exercisable only for a period of 90 days following the effective date of termination. For purposes of this Agreement, "change of control" means any of the following: (i) Any "person," as such term is defined in Section 3(a)(9) and used in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who was not a beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) on the date hereof, becomes the beneficial owner, directly or indirectly, of securities of Employer representing 40% or more of the combined voting power of Employer's then outstanding securities; or (ii) the shareholders or Employer approve (A) a merger of Employer with or into any other corporation of which Employer is not the surviving corporation or in which Employer survives as a subsidiary of another corporation, (B) a consolidation of Employer with any other corporation, or (C) the sale or disposition of all or substantially all of Employer's assets or a plan of complete liquidation.

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2.4  Expense Reimbursement.  It is recognized that during the Employment Term
Executive will be required to incur ordinary and necessary business promotion and travel expenses in connection with the performance of his duties and Executive shall be entitled to reimbursement for such expenses in accordance with Employer's general reimbursement policies and procedures as may be established from time to time by Employer. It is specifically acknowledged, without limitation of the preceding sentence, that Executive will be required to travel frequently between Employer's offices in Colorado and Executive's residence in California (if and after it is established there), and Employer accordingly agrees that the expenses of such travel shall be reimbursable pursuant to this Agreement.

2.5. Health Insurance; Life Insurance. Employer shall provide Executive and his wife medical insurance coverage under Employer's group medical plan during the term of this Agreement and (if longer) until Executive and his wife have each become eligible for Medicare coverage, and Employer shall provide medical insurance coverage supplemental to Medicare coverage consistent with the coverage of Employer's group medical plan until Executive reaches the age of 65 years, subject to Executive's making of any reasonably required premiums or contributions consistent with the requirements of Employer's group medical plan. Employer shall also provide Executive a life insurance policy with a death benefit of at least $500,000 to extend until Executive reaches the age of 65 years, the beneficiary or beneficiaries of such policy to be as specified by Executive from time to time. The provisions of this Section 2.5 shall survive the Employment Term and any termination of Executive by Employer except a termination for "just cause" as defined in Section 3.3.

2.6 Moving Expense Reimbursement. Upon presentation of documentation thereof, Employer will reimburse Executive (or pay on Executive's behalf) up to $50,000 of Executive's expenses (including without limitation real estate agents' fees, travel expenses, temporary housing and the cost of moving personal property) incurred in relocating Executive's residence to such location in California as Executive may request.

2.7 Vacation. Executive shall be entitled to four (4) full weeks of vacation during each calendar year of the Employment Term, commencing with calendar year 2000. Executive agrees that without the express prior written consent of the Board such vacation periods shall not be accumulated, but shall be taken during each calendar year or forfeited, and Executive agrees to schedule and take such vacation at a time or times which do not unreasonably impair Employer's operations.

3.  Termination

3.1 Termination by Employer. Employer may terminate Executive's employment under this Agreement at Employer's election by sending thirty (30) days' written notice to Executive, notifying Executive that effective at the end of such thirty-day period this Agreement and the Employment Term shall be terminated. Upon the expiration of such thirty-day period Employer's employment of Executive and the Employment Term shall cease and be at an end and Employer shall have no further obligations whatever to Executive except as expressly provided herein.

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
3.2 Termination by Executive. Executive may terminate his employment with Employer by giving sixty (60) days' written notice of termination to the Board, and this Agreement and the Employment Term shall be terminated effective at the close of business on said sixtieth (60th) day. Thereupon, the Employment Term shall cease at the expiration of such sixty-day period, Executive shall have no further obligations whatever to Employer, except that Executive's obligations provided in Section 4 hereof shall survive any termination of this Agreement by Employer or Executive and, notwithstanding any such termination the provisions of Section 4 shall continue to be binding on Executive.

3.3 Severance Payments upon Employer's Termination. Notwithstanding any other provision of this Agreement, Executive's employment may be terminated at any time by Employer immediately, and without any obligation to pay Executive any compensation or remuneration whatever other than the severance payment hereinafter mentioned, for just cause. For purposes of this Agreement, "just cause" means: (i) Executive's use of non-medically prescribed narcotic drugs or alcohol rendering him unable to fulfill his duties under this Agreement;
(ii) the commission by Executive of an act of fraud or embezzlement against Employer; (iii) administrative or court determined securities law violation;
(iv) any substantive and undisclosed conflict of interest exists or arises on the part of the Executive; or (v) Executive's indictment for any crime involving moral turpitude. Upon any termination for just cause Employer shall pay Executive, in lieu of any other remuneration that might otherwise be earned by Executive (including without limitation any incentive-performance bonus), an amount equal to two weeks' salary. If none of the conditions or events described in the following two sentences has occurred and (i) Employer should terminate this Agreement for any reason other than for a reason constituting just cause prior to December 31, 2001, Employer shall pay to Executive on the effective date of such termination as Executive's total, complete compensation and remuneration a lump sum payment equal to the sum of the remaining salary that would be due to Executive through December 31, 2001 plus $360,000; or
(ii) Executive's employment is not extended by Employer at the end of the Employment Term or Executive's employment is terminated by Employer at any time prior to November 13, 2006 for any reason other than for a reason constituting just cause after having been extended or continued at the end of the Employment Term, Employer shall pay to Executive, on the effective date of such termination and as Executive's total, complete compensation and remuneration a lump sum payment of $360,000. In the event that during the continuation of Executive's employment hereunder but before December 31, 2001: (i) Employer or any subsidiary of Employer, or Employer together with one or more of Employer's subsidiaries, sell securities in one or a series of transactions by either a public offering or private placement (including without limitation a placement or distribution of any subsidiary of Employer) for gross proceeds from such sales of at least Seventy Million Dollars ($70,000,000); or (ii) a "change of control" (as defined in Section 2.3) of Employer occurs, Employer shall be required to continue to pay to Executive or his estate (as applicable) an amount equal to $30,000 per month (the "Monthly Payment") to Executive from and after the termination for any reason of Executive's employment hereunder through November 13, 2006 (the "Payment Termination Date"). In the event that the circumstances in the foregoing sentence have not occurred, and if during

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
the continuation of Executive's employment hereunder but before December 31, 2001 any of the following conditions and events occur, a portion of the Monthly Payment determined as provided below shall be paid by Employer to Executive or his estate (as applicable) each month from and after the termination for any reason of Executive's employment hereunder through the Payment Termination
Date: (x) if more than fifty percent (50%) of the shares of any subsidiary of Employer is sold or transferred, a percentage of the Monthly Payment equal to the percentage the value of such subsidiary or portion of such subsidiary transferred or sold bears to the total value of Employer on the date of such sale or transfer shall be payable; (y) if any shares of any subsidiary of Employer are distributed to Employer's stockholders, the percentage of the Monthly Payment equal to the percentage the value of such distributed shares bears to the value of all of the outstanding shares of Employer including such subsidiary on the date of such distribution shall be payable; and (z) if more than ten percent (10%) of Employer's assets, whether tangible or intangible, is sold or transferred, a percentage of the Monthly Payment equal to the percentage the value of such assets bears to the total value of all of Employer's assets on the date of such sale or transfer shall be payable. Valuations of Employer and its subsidiaries for purposes of the foregoing provisions shall be as reasonably determined by Employer's Board of Directors. Executive and Employer agree that it is impossible to determine with any reasonable accuracy the amount of prospective damages to Executive upon Employer's termination other than for just cause of this Agreement; and, in consideration thereof, Executive and Employer agree that the foregoing severance payment provisions are reasonable, and do not constitute a penalty, based upon facts and circumstances of the parties at the time of entering into this Agreement, and with due regard to Executive's future expectations.

3.4 Death or Total Disability. Notwithstanding any other provision of this Agreement, in addition to any Monthly Payment or portion thereof payable to Executive's estate pursuant to Section 3.3, on the event of Executive's death or total disability at any time during the Employment Term, this Agreement and the Employment Term shall thereupon automatically terminate, and Employer shall be obligated to pay to Executive's estate a lump sum equal to the full amount of Executive's salary hereunder through December 31, 2001. Executive shall be deemed to be "totally disabled" for purposes of this Section 3.4 if, during any period of sixty (60) consecutive days or for a cumulative period of ninety (90) days in any consecutive twelve-month period, he shall be unable, due to mental or physical illness or injury, to perform his duties hereunder. Executive shall be conclusively presumed to be permanently disabled on the sixtieth
(60th) such consecutive day or the 90th such cumulative day of such twelve-month period, as applicable.

3.5 Taxes and Withholding. All amounts payable by Employer to Executive hereunder shall be subject to, and reduced by the amount of any tax or other withholdings determined by Employer to be applicable thereto.

4. Executive's Agreement Not to Compete With, and to Protect the Proprietary Assets of, Employer

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4.1  During the Employment Term, Executive shall not directly or indirectly engage, be involved, or have any financial interest, in any proprietorship, partnership, company or other business which engages in competition with Employer in any line of business in which Employer is or may be from time to time engaged during such period of time, whether Executive does so as a partner, officer, director, employee, consultant or holder of any beneficial interest in any such business or activity. During, and for a period of two years after, the Employment Term, Executive shall not divert nor attempt to divert from Employer any business of any kind in which Employer is or may be engaged. Furthermore, during, and for a period of two years after, the Employment Term, Executive shall not induce or attempt to induce any person who is an employee of Employer to leave the employ of Employer. Nothing contained herein shall be construed as preventing Executive from (i) engaging in non-competitive outside business interests, activities and investments which do not require more than incidental amounts of Executive's time and energy,
(ii) investing in stock of business corporations listed on a national securities exchange (or reported by a newspaper of general circulation in the United States customarily published on each business day), (iii) investing in real estate, and (iv) investing in private letter stock or limited partnership interests, provided that such outside interests, investments or activities are consistent with, and do not prevent the Executive from, fully and loyally performing his duties hereunder, and do not create, directly or indirectly, any conflict of interest with respect to his employment hereunder.

4.2 Executive acknowledges that in the performance of his duties as Chairman and Chief Executive Officer of Employer he will have access to Employer's existing or potential trade secrets and proprietary information, including, but not limited to, any idea or concept, compilation of information, or investment product used or to be used in Employer's or Employer's affiliates' businesses, any marketing and product research and development plans, pricing plans, financial data and projections of sales, expenses, etc., and other confidential information, which allows Employer or Employer's affiliates' to obtain an advantage over others, including competitors, who do not know or use such trade secrets (cumulatively, "Trade Secrets"); and, confidential market information, including, but not limited to, customer, marketing and sales, financial, administrative, production, operational and other information used in Employer's or Employer's affiliates' businesses (cumulatively, "Confidential Information"), which are confidential and proprietary to Employer.
Accordingly, during and after the Employment Term, Executive shall keep in confidence at all times and not disclose to any person, firm or corporation, and not make any use of, except as expressly authorized by Employer, any Trade Secrets or Confidential Information which are made available to Executive and identified as proprietary or which, from the circumstances involved, Executive should recognize as proprietary. Executive further agrees that all Trade Secrets and Confidential Information shall remain the exclusive property of Employer and shall not be removed from Employer's premises under any circumstances whatever, except as expressly authorized by Employer.

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4.3  Executive agrees that, during the Employment Term and thereafter, any direct or indirect use of Employer's client lists or solicitation of Employer's clients and customers, other than to further Employer's interests, is use of confidential information that is not readily accessible to Employer's competitors, is use intended to injure Employer, and is solicitation of preferred clients and customers whose relationship to Employer is profitable. Executive further acknowledges that the established business relationship between Employer and its clients and customers and Employer would normally continue unless interfered with.

4.4 If Executive at any time should have any question about Executive's use or disclosure of Trade Secrets or Confidential Information or whether any ideas, procedures, information, documentation, materials or representations are Trade Secrets or Confidential Information, Executive shall promptly discuss the question with the Board, whose determination shall be binding on Executive.

4.5 Upon termination of Executive's employment with Employer, Executive shall return to Employer all originals and copies of any and all documents, drawings, notes, samples, flowcharts, spreadsheets, memoranda or other matters and writings relating to the business of Employer, or that of its customers, acquired during the Employment Term, and Executive shall not retain any copy, draft, duplicate, representation or extract thereof unless expressly authorized by Employer's Chairman.

4.6 Executive acknowledges and agrees that his covenants and undertakings contained in this Section 4 relate to matters which are of a special and unique character, which gives them a special value impossible of replacement by Employer and for the loss of which Employer cannot be reasonably or adequately compensated by monetary damages. Accordingly, any breach by Executive of the provisions of this Section 4 would cause Employer irreparable injury and damages and Executive therefore expressly agrees that Employer shall be entitled to injunctive and other equitable relief to prevent a breach or a continuing breach of any of the provisions of this Section 4, and to secure the enforcement of any of these provisions, in addition to any other legal or equitable remedy that may be available to Employer. Further, Executive agrees that the provisions of this Section 4 shall survive any termination of Executive's employment by Employer, and that those provisions shall not be construed to limit any of Executive's obligations and duties to Employer which may be provided by law.

5.  Notices

Any and all notices and other communications required or permitted hereunder shall be given in writing and delivered personally, sent by registered or certified mail or transmitted by telecopy, with confirmation of receipt, and shall be effective when so delivered (or in the case of a telecopy, when confirmation is received) to the party designated to receive such notice at the following address or telecopy number (or to such other address or telecopy number as may hereafter be designated by such party in a notice in writing given to the other party in accordance with the provisions of this Section 5):

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if to Employer to:

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, CO   80921

Attn:  President/Chief Operating Officer
Telecopy:  719.481.9294

if to Executive to:

L. David Sikes
1850 Ramtron Drive
Colorado Springs, CO  80921

Telecopy: 719.481.9294

6. Governing Law and Jurisdiction.

6.1 Choice of Law. The validity, construction, interpretation, and legal effect of this Agreement shall be determined and governed by the substantive laws and judicial decisions of the State of Colorado applicable to contracts entered into and performed entirely within the State of Colorado.

6.2 Forum. Employer and Executive expressly agree that any legal action or proceeding with respect to any of the obligations arising under or relating to this Agreement may be brought in any court of the State of Colorado or any Federal court of the United States of America located in Colorado, and each of the parties hereby submits to the jurisdiction of the aforesaid courts and irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the State of Colorado and hereby further irrevocably waives any claim that any such court in the State of Colorado is not a convenient forum for any such suit, action or proceeding.

6.3 Attorneys' Fees. In the event of any legal action relating to this Agreement, the prevailing party in such action as determined by the court will be entitled to recover from the other party its court costs and reasonable fees and expenses of attorneys, accountants, experts, and other professionals incurred in connection with the action, including such costs, fees and expenses upon appeal.

7.  General Provisions

7.1. Merger and Severability. This Agreement shall constitute the entire Agreement between Employer and Executive with respect to the subject matter hereof. If any provision of this Agreement should be found to be invalid or unenforceable, it shall be replaced by a provision which comes as close as possible to the intended result of the invalid provision, and the economic purpose thereof, and which is valid and enforceable. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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7.2.  Amendments.  The terms and provisions of this Agreement may not be amended or modified except by a written instrument by each of Employer and Executive.

7.3. Assignment. Neither Employer nor Executive shall be entitled to assign its or his rights, duties or obligations under this Agreement. Employer, nonetheless, shall be entitled to transfer its rights pursuant to this Agreement to any affiliate of Employer, provided that the transferee, in writing, shall assume the full performance of all the terms and provisions hereof on Employer's part to be performed with the same force and effect as if such transferee had been Employer herein.

7.4. No Continuing Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

7.5. Headings. The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

7.6. Counterparts. More than one counterpart of this Agreement may be executed by the parties hereto, and any single counterpart or a set of counterparts signed, in either case, by each of the parties hereto shall constitute and full and original agreement for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

RAMTRON INTERNATIONAL CORPORATION


By:  /S/ Greg B. Jones                           /S/ L. David Sikes
------------------------                         ---------------------------
Name:  Greg B. Jones                             L. David Sikes
Title:  President and COO

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                                  Exhibit A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                              Warrants to Purchase
                             Shares of Common Stock

                       RAMTRON INTERNATIONAL CORPORATION

                INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THE WARRANTS evidenced by this Warrant Certificate have been issued as of the 18th day of January, 2000, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

THIS CERTIFICATE evidences the right of L. David Sikes or his nominee ("Holder") to purchase, for the Exercise Price (as defined below), during the Exercise Term (as defined below), 667,000 shares of Common Stock (the "Shares") of Ramtron International Corporation, a Delaware corporation (the "Company"), subject to the terms and conditions hereinafter set forth.

1.  Definitions.  As used in this Certificate:

(a) "Aggregate Exercise Price" shall mean with respect to any exercise under this Warrant Certificate the Exercise Price multiplied by the number of shares of Common Stock as to which the Warrant Certificate is exercised, as set forth in the Subscription Agreement.

(b) "Date of Issuance" shall mean the date set forth in the preamble of this Warrant Certificate.

(c) "Employment Agreement" shall mean that certain employment agreement entered into between Holder and Company dated as of January --, 2000.

(d) "Exercise Price" shall mean ----- Dollars and ----- Cents ($------) per Share. [Must equal closing bid price of the Company's stock on the Date of Issuance, i.e., the Employment Agreement is effective.]

(e) "Exercise Term" shall mean the five (5) year period commencing on the first date that the Warrants, or any portion thereof, vest and become exercisable pursuant to Section 2(a) of this Warrant Certificate and ending on the date that is five years from the date of such vesting; provided however, that in the event of termination of Holder's employment with the Company for any reason prior to December 31, 2001, any vested and exercisable warrants shall be exercisable only for a period of 90 days following the effective date of termination.

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
(f) "Registrable Shares" shall mean all Shares that may not be resold pursuant to Rule 144 under the Act as of the date on which the Company notifies Holder, in accordance with Section 7(a) of this Warrant Certificate, of its intent to file a registration statement.

(g) "Subscription Agreement" shall mean the Subscription Agreement attached hereto as Exhibit A.

(h)  "Warrants" shall mean the rights evidenced by this Warrant Certificate.

2.  Exercise of Warrants.

(a) Right to Exercise. These Warrants shall vest and become exercisable on December 31, 2002 if the Holder is employed by the Company at that date; provided, however, that, so long as Holder remains employed by the Company pursuant to the Employment Agreement, (i) all of the Warrants not previously vested shall vest and become immediately exercisable upon the occurrence of any of the following conditions and events on or before December 31, 2001: (x) the Company or any subsidiary of the Company, or Company together with one or more of the Company's subsidiaries, sell securities in one or a series of transactions by either a public offering or private placement (including without limitation a placement or distribution of any subsidiary of the Company) for gross proceeds from such sales of at least Seventy Million Dollars ($70,000,000); or (y) a "change of control" (as hereinafter defined) of the Company occurs; or,
     (ii) if none of the circumstances described in (i) above has occurred, a portion of the Warrants, such portion to be determined as provided below, shall vest and become immediately exercisable upon the occurrence of any of the following conditions and events on or before December 31, 2001: (x) if more than fifty percent (50%) of the shares of any subsidiary of the Company is sold or transferred, a percentage of the total number of Warrants equal to the percentage that the value of such subsidiary or portion of such subsidiary transferred or sold bears to the total value of the Company on the date of such sale or transfer shall vest and become exercisable; (y) if any shares of any subsidiary of the Company are distributed to the Company's stockholders, a percentage of the total number of Warrants equal to the percentage that the value of such distributed shares bears to the value of all of the outstanding shares of the Company including such subsidiary on the date of such distribution shall vest and become exercisable; and (z) if more than ten percent (10%) of the Company's assets, whether tangible or intangible, is sold or transferred, a percentage of the total number of Warrants equal to the percentage that the value of such assets bears to the total value of all of the Company's assets on the date of such sale or transfer shall vest and become exercisable. Valuations of the Company and its subsidiaries for purposes of the foregoing provisions shall be as reasonably determined by the Company's Board of Directors. For purposes of this Warrant Certificate, "change of control" means any of the following: (i) Any "person," as such term is defined in Section 3(a)(9) and used in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange

                                  Page-191

     Act"), who was not a beneficial owner(as defined in Rule 13(d)-3 under the Exchange Act) on the date hereof, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or
     (ii) the shareholders or Company approve (A) a merger of the Company with or into any other corporation of which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, (B) a consolidation of the Company with any other corporation, or (C) the sale or disposition of all or substantially all of the Company's assets or a plan of complete liquidation.

(b) Method of Exercise. The vested Warrants may be exercised by the Holder during the Exercise Term:

     (i) Cash Exercise. By the surrender of this Warrant Certificate at the principal office of the Company, along with the properly completed Subscription Agreement indicating the election of the Holder to effect a cash exercise, and the payment to the Company by certified or cashier's check of the Aggregate Exercise Price; or

    (ii) Cashless Exercise. By the surrender of this Warrant Certificate at the principal office of the Company, along with the properly completed Subscription Agreement indicating the election of the Holder to effect a cashless exercise pursuant to the provisions of this Section 2(b)(ii) ("Cashless Exercise"). Such surrender shall be deemed a waiver of the Holder's obligation to tender cash payment of the Aggregate Exercise Price. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall exchange its Warrants for that number of shares of Common Stock determined by multiplying the number of shares of Common Stock of Company to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 2(b)(ii), the then current market price per share of Common Stock at any date shall be deemed to be the closing sale price of the Common Stock for the trading day preceding the date of the Cashless Exercise as reported by the Nasdaq Stock Market ("Nasdaq") or, if no reported sale takes place on such day, the representative closing bid price of the Common Stock for such day as reported by Nasdaq.

(c) Issuance of Share Certificate and/or New Warrant Certificate. In the event of any exercise of the Warrants, certificates for the Shares so purchased shall be delivered to Holder within a reasonable time after the Warrants shall have been so exercised, and unless the Warrants have expired, a new certificate representing the right to purchase the number of Shares, if any, with respect to which this Warrant Certificate shall not then have been exercised shall also be issued to Holder within such

                                  Page-192
     time. All such new warrant certificates shall be dated the date hereof and shall be identical to this Warrant Certificate except as to the number of Shares issuable pursuant thereto. The Company shall pay all documentary, stamp or other transactional taxes (other than transfer taxes), if any, attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of the Warrants.

(d) Restrictions on Exercise. The Warrants may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Warrants, the Company may require Holder to make such representations and warranties to the Company as may be required by applicable law or regulation.

3. Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all Shares will, upon issuance and payment in accordance herewith, be fully paid, validly issued and nonassessable. The Company further covenants and agrees that during the Exercise Term the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of the Warrants at least the maximum number of shares of the Company's Common Stock as are issuable upon the exercise of the Warrants.

4. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a) Consolidation, Merger or Reclassification. If the Company at any time while the Warrants remain outstanding and unexpired shall consolidate with or merge into any other corporation, or sell all or substantially all of its assets to another corporation, or reclassify or in any manner change the securities then purchasable upon the exercise of the Warrants (any of which shall constitute a "Reorganization"), then lawful and adequate provision shall be made whereby this Warrant Certificate shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable on account of such Reorganization upon or with respect to the securities which were purchasable under the Warrants immediately prior to the Reorganization. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization shall assume by written instrument executed and mailed or delivered to Holder, at the last address of Holder appearing on the books of the Company, the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase.

                                  Page-193

(b) Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such subdivision or combination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

(c) Certain Dividends and Distributions. If the Company at any time while the Warrants are outstanding and unexpired shall take a record of the holders of its Common Stock for the purpose of:

     (i) Stock Dividends. Entitling them to receive a dividend payable in, or other distribution without consideration of, Common Stock, then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to each dividend or distribution by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

    (ii) Distribution of Assets, Securities, etc. Making any distribution without consideration with respect to its Common Stock (other than a cash dividend) payable otherwise than in its Common Stock, Holder shall, upon the exercise of the Warrants, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, such assets or securities as would have been payable to him or her as owner of that number of Shares receivable by exercise of the Warrants had he or she been the holder of record of such Shares on the record date for such distribution, and an appropriate provision therefor shall be made a part of any such distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Subsections (b) or (c) (i) of this Section 4, the number of Shares purchasable hereunder shall be adjusted to that number determined by multiplying the number of such Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately following such adjustment. Any determination that the Company or the Board of Directors must make pursuant to subsections (a), (b) or (c) of this Section 4 shall be final and conclusive.

                                  Page-194

(e)  Notice.  In case at any time:

     (i) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution, excluding a cash dividend, to the holders of its Common Stock;

    (ii) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

   (iii) There shall be any reclassification of the Common Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

    (iv) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then, in any one or more of such cases, the Company shall give to Holder at least 10 days' prior written notice (or, in the event of notice pursuant to Section 4(e)(iii), at least 30 days' prior written notice) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepaid, addressed to Holder at the address of Holder as shown on the books of the Company.

(f) No Change in Warrant Certificate. The form of this Warrant Certificate need not be changed because of any adjustment in the Exercise Price or in the number of Shares purchasable on its exercise. The Exercise Price or the number of Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

5. Fractional Shares. No fractional Shares will be issued in connection with any subscription hereunder but, in lieu of such fractional Shares, the Company shall make a cash payment therefor upon the basis of the fair market value of the Shares.

                                  Page-195

6. Restrictions on Transfer. The Warrants are restricted from sale, transfer, assignment or hypothecation by operation of law. The Warrants have not been registered under the Act or any applicable state securities laws, and may not be offered for sale, sold, transferred, pledged or hypothecated without an effective registration statement under the Act and under any applicable state securities law, or an opinion of counsel, satisfactory to the Company, that an exemption from such registration is available. By accepting this Warrant Certificate, the Holder acknowledges his or her understanding that because the Warrants are not registered, the Holder must hold the Warrants indefinitely unless they are registered under the Act and any applicable state securities laws or must obtain exemptions from registration. In addition, by accepting this Warrant Certificate, the Holder represents and warrants that the Holder is acquiring the Warrants for his or her own account for investment and not with the view to distribution, assignment, resale or other transfer of the Warrants. Except as specifically stated herein, no other person has a direct or indirect beneficial interest in the Warrants.

7.  Registration Under Securities Act of 1933.

(a) Piggyback Registration Rights. The Company agrees that if, at any time and from time to time while the Holder holds the Warrants or any Registrable Shares, the Board of Directors of the Company shall authorize the filing of a registration statement under the Act (other than a registration statement on Form S-8, Form S-4 or any other form which does not include substantially the same information as would be required in a form for the general registration of securities such as the Shares purchasable hereunder), in connection with the proposed offer of any of its securities by it or any of its shareholders, the Company will (i) notify the Holder of the Warrants and/or the Registrable Shares that such registration statement will be filed and that the Registrable Shares which are then held, and/or may be acquired upon exercise of the Warrants by the Holder, will be included in such registration statement at the Holder's written request, (ii) cause such registration statement to cover all of such Registrable Shares which it has been so requested to include, and
     (iii) take all other action that the Company and its counsel deem necessary under any Federal or state law or regulation of any governmental authority to permit all such Registrable Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period, not in excess of six months, necessary for the Holder to effect the proposed sale or other disposition; provided, however, that the Company shall have no obligation under this Section 7 to the extent that, with respect to a registration statement filed in connection with a public offering or private placement, the managing underwriter of such offering, or placement agent for such placement, determines that the Registrable Shares requested to be registered under this Section 7, or a portion thereof, should be excluded from such registration statement.

(b) Prospectus Delivery and Qualification in Colorado. Whenever the Company is required pursuant to the provisions of this Section 7 to include in a registration statement Registrable Shares held by Holder, the Company shall (i) furnish the Holder of any such Registrable Shares with copies of the prospectus conforming to the Act in order to facilitate the sale or

                                  Page-196
     distribution of such Registrable Shares, (ii) use its best efforts to register or qualify such Registrable Shares under the blue sky laws (to the extent applicable) of the State of Colorado, and (iii) take such other actions that the Company and its counsel deem necessary to consummate the sale or distribution of such Registrable Shares in the State of Colorado.

(c) Expenses. The Company shall pay all expenses incurred in connection with any registration statement or other action pursuant to the provisions of this Section 7, other than underwriting discounts and commissions, compliance with the blue-sky laws of any state other than Colorado, applicable transfer taxes, and fees and expenses of counsel to the Holder.

8. No Rights as Shareholder. Holder, as holder of the Warrants, shall not be entitled to vote or receive dividends or be considered a shareholder of the Company for any purpose, nor shall anything in this Warrant Certificate be construed to confer on Holder, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of shareholders, to receive dividends or subscription rights or otherwise.

9. Notices. All demands, notices, consents and other communications to be given hereunder shall be in writing and shall be deemed duly given when delivered personally or five days after being mailed by first class mail, postage prepaid, properly addressed, if to the Company at Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs Colorado 80921, or if to Holder at the last address appearing on the records of the Company. The Company and Holder may change such address at any time or times by notice hereunder to the other.

10. Amendments; Waivers, Terminations, Governing Law; Headings. The Warrants and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The Warrants shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware. The headings in this Warrant Certificate are for convenience of reference only and are not part of the Warrants.

Dated as of January --, 2000.

RAMTRON INTERNATIONAL CORPORATION

By:  ------------------------
Name:  ----------------------
Title:  ---------------------

Attest:

-----------------------------

RECEIPT ACKNOWLEDGED BY HOLDER:

-----------------------------
L. David Sikes

Address:  69 Marland Place
          Colorado Springs, Colorado 80906

                                  Page-197

                                     EXHIBIT A

RAMTRON INTERNATIONAL CORPORATION
1850 Ramtron Drive
Colorado Springs, Colorado 80921

Subscription Agreement for the Exercise of Warrants
(To be completed and signed only upon exercise of the Warrants)

The undersigned, the holder and registered owner of the attached Warrants, hereby irrevocably and unconditionally elects to exercise such Warrants and subscribes for the purchase of -----------* shares of Ramtron International Corporation (the "Company") common stock (the "Common Stock") pursuant to and in accordance with the terms and conditions of the Warrant Certificate attached hereto, and

(1) elects to effect a cash exercise and herewith tenders a check in the amount of $-----------, or

(2) by initialing the space that follows -------, elects to effect a Cashless Exercise and herewith tenders the requisite number of Warrants pursuant to the Cashless Exercise provisions of the Warrants in Section 2(b)(ii) of the attached Warrant Certificate in exchange for the Common Stock which should be delivered to the undersigned at the address stated below, and, if said number of shares of Common Stock shall not be all of the Common Stock purchasable hereunder, a new Warrant of like tenor for the balance of the remaining Common Stock purchasable hereunder should be delivered to the undersigned at the address stated below.

The undersigned agrees that:

(1) the undersigned will not offer, sell, transfer or otherwise dispose of any of the Common Stock unless either (a) a registration statement, or post-effective amendment thereto, covering the Common Stock has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Common Stock to be so sold, transferred or otherwise disposed of, and all applicable state securities laws have been complied with, or (b) the undersigned has delivered to the Company a written opinion of counsel, addressed to the Company, which opinion is reasonably acceptable to the Company and its counsel, that such proposed offer, sale, transfer or other disposition of the Common Stock is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition;

                                  Page-198

(2) the Company may notify the transfer agent for Common Stock that the certificates for the Common Stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from the Company that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and

(3) the Company may affix the following legend to the certificates for the Common Stock hereby subscribed for, if such legend is applicable:

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED AND SOLD UNLESS REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE OR BLUE SKY LAWS, OR (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NO REQUIRED.


Dated: -------------               Signed:  ------------------------------
                                            Name:  L. David Sikes

                                            Address:  --------------------
                                                      --------------------

                                  Page-199